UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2004

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

Park 80 East
Saddle Brook, New Jersey	07663-5291
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                                 Other Events.

                Attached as Exhibit 99 is a copy of a press release of Sealed Air Corporation (the “Company”), dated November 29, 2004, announcing that on November 26, 2004 the Company completed its previously announced redemption of the entire outstanding principal amount, approximately $177.5 million, of its 8.75% senior notes due July 1, 2008.  Exhibit 99 to this report is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99

Press Release of the Company, dated November 29, 2004, announcing that on November 26, 2004 the Company completed its previously announced redemption of the entire outstanding principal amount, approximately $177.5 million, of its 8.75% senior notes due July 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:

/s/ Mary A. Coventry

	Name:	Mary A. Coventry
	Title:	Vice President
Dated: November 29, 2004

EXHIBIT INDEX

Exhibit No.	Description

99

Press Release of the Company, dated November 29, 2004, announcing that on November 26, 2004 the Company completed its previously announced redemption of the entire outstanding principal amount, approximately $177.5 million, of its 8.75% senior notes due July 1, 2008.